MFS/Sun Life Series Trust
                                   ITEM 77Q1

The following documents are hereby incorporated by reference to those documents contained as exhibits in Post-Effective Amendment No. 25 to the Trust's Registration Statement (File No. 2-83616 and 811-3732), filed with the Securities and Exchange Commission on April 28, 2000:

|X| Amendment to the Declaration of Trust changing the name of a series, dated April 29, 1998;

|X| Amendment to the Declaration of Trust establishing a new series, dated August 12, 1999;

|X| Amendment to the Declaration of Trust to change the name of a series, dated December 1, 1999; and

|X| Investment Advisory Agreement between the Trust, on behalf of the Strategic Growth Series, and Massachusetts Financial Services Company.

The following documents are hereby incorporated by reference to those documents contained as exhibits in Post-Effective Amendment No. 27 to the Trust's Registration Statement (File No. 2-83616 and 811-3732), filed with the Securities and Exchange Commission on June 15, 2000:

|X| Amendment to the Declaration of Trust establishing a new series, dated May 16, 2000; and

|X|  Investment   Advisory  Agreement  between  the  Trust,  on  behalf  of  the
     Technology Series, and Massachusetts Financial Services Company.